Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Terry R. Lazar, Chief Financial Officer of PureSafe Water Systems, Inc. (the “Registrant”), hereby certify that the Form 10-Q of PureSafe Water Systems, Inc. for the fiscal quarter ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 13, 2009	/s/ Terry R. Lazar
Terry R. Lazar
Chief Financial Officer